Exhibit 99.1

Quintiles Reports Second Quarter 2013 Results and Full Year 2013 Guidance

  Net new business wins of $1.0 billion, up 13% compared to second quarter 2012; Backlog of $9.0 billion at the end of second quarter 2013
  Second quarter diluted adjusted EPS of $0.50 and adjusted net income of $62.9 million, up 6.4% and 12.6%, respectively, compared to second quarter 2012
  Second quarter GAAP reported diluted EPS of $0.30 and GAAP reported net income of $38.5 million, declined 25.0% and 18.4%, respectively, compared to second quarter 2012
  Full year 2013 adjusted diluted EPS guidance of $1.95 - $2.05

RESEARCH TRIANGLE PARK, N.C.--(BUSINESS WIRE)--August 1, 2013--Quintiles Transnational Holdings Inc. (“Quintiles” or the “Company”) (NYSE: Q) today reported its financial results for the quarter ended June 30, 2013.

For the three months ended June 30, 2013, the growth in service revenues excluding the impact of foreign currency fluctuations (“constant currency revenue growth”) was 2.2%, or $21.1 million compared to the same period last year. At actual foreign exchange rates, service revenues of $944.2 million were nearly unchanged compared to the same period last year due to an unfavorable foreign currency impact of 2.3%, or $21.8 million. Constant currency revenue growth was primarily from volume related increases in the Product Development segment compared to the same period in 2012.

Adjusted income from operations was $124.1 million in the second quarter of 2013 representing growth of 8.4% and 100 basis points of margin expansion compared to the same period last year. Adjusted net income was $62.9 million in the second quarter of 2013 representing growth of 12.6% compared to the same period last year. Diluted adjusted earnings per share was $0.50 in the quarter ended June 30, 2013 representing growth of 6.4% compared to the same period last year. Reported GAAP income from operations was $94.9 million, reported GAAP net income was $38.5 million and reported GAAP diluted earnings per share was $0.30 for the three months ended June 30, 2013. Reconciliations of the non-GAAP measures adjusted income from operations, adjusted net income and diluted adjusted earnings per share to the corresponding GAAP measures are attached to this press release.

Net new business grew 13% and 16% in the three and six months ended June 30, 2013 to $1.0 billion and $2.3 billion, respectively compared to the same periods last year. The second quarter of 2013 was the fourth sequential quarter of $1.0 billion or more in net new business which has contributed to an ending backlog at June 30, 2013 of $9.0 billion. The book-to-bill ratio, which represents net new business divided by service revenues during the respective period, was 1.07 for the second quarter and 1.21 for the six month period ending June 30, 2013.

“Quintiles delivered solid results overall with continued strength in new business wins,” said Tom Pike, Quintiles’ chief executive officer. “We have maintained the momentum following our initial public offering in May, which we believe demonstrates the confidence our customers have in us as well as the depth and diversity of our customer base. I am also pleased to report double-digit adjusted net income growth and improved margins on a year-to-date basis despite the negative impact on revenues that resulted from unfavorable foreign exchange rates.”

“We continue to focus on growth areas that further differentiate us by deepening our scientific, therapeutic and data expertise as well as developing new capabilities. In doing so, we believe that we can improve the probability of development and commercial success for customers ultimately leading to shareholder success.”

Product Development’s constant currency revenue growth was 5.8%, or $40.4 million during the second quarter of 2013 compared to the same period last year. At actual foreign exchange rates, Product Development’s service revenues grew 4.6% compared to the same period last year to $724.2 million. The constant currency revenue growth resulted from a volume related increase in clinical services partially offset by a decline in consulting services. Product Development’s income from operations margin was 18.8% for the second quarter representing an expansion of 160 basis points compared to the same period last year of which 100 basis points was from contribution margin expansion and 60 basis points from a reduction in selling general and administrative expenses as a percentage of service revenues.

On a constant currency basis, Integrated Healthcare Services’ service revenues declined 7.6%, or $19.3 million during the second quarter of 2013 compared to the same period last year primarily due to lower net new business, negative scope modifications and cancellations, and the impact of the conclusion of a major contract during 2012. At actual foreign exchange rates, Integrated Healthcare Services’ service revenues declined 13.0%, or $32.8 million, compared to the same period last year to $220.0 million of which $13.5 million or 5.3% was due to unfavorable foreign currency fluctuations. Integrated Healthcare Services’ income from operations margin was 5.7% for the second quarter, 230 basis points less than the same period last year, but 290 basis points higher than the first quarter of 2013.

General corporate and unallocated expenses were $50.9 million during the second quarter compared to $26.2 million for the same period last year. This increase was primarily due to $26.5 million of fees paid in connection with the termination or amendment of agreements with certain shareholders.

The GAAP effective income tax rate was 18.9% for the second quarter of 2013 compared to 37.1% for the same period in 2012. The effective income tax rates for the three and six month periods ended June 30, 2013 were positively impacted by the Company asserting in the second quarter of 2013 that the undistributed earnings of most of the Company’s foreign subsidiaries are indefinitely reinvested outside of the United States.

For the six months ended June 30, 2013, the Company’s constant currency service revenue growth was 4.2%, or $77.2 million as compared to the same period in 2012. At actual foreign exchange rates, the Company’s service revenues of $1.9 billion grew 2.1% compared to the same period in 2012 which included an unfavorable foreign currency impact of 2.1% or $38.4 million. Adjusted income from operations for the six months ended June 30, 2013 was $242.5 million representing growth of 9.8% and 90 basis points of margin expansion compared to the same period last year. Adjusted net income was $120.5 million for the six months ended June 30, 2013 representing growth of 11.6% compared to the same period last year. Diluted adjusted earnings per share was $0.98 for the six months ended June 30, 2013 representing year on year growth of 6.5% compared to the same period last year. Reported GAAP income from operations was $210.1 million, reported GAAP net income was $86.8 million and reported GAAP diluted earnings per share was $0.71 for the six months ended June 30, 2013.

Recent Events

On May 9, 2013, the Company’s common stock began trading on the New York Stock Exchange under the symbol “Q.” On May 14, 2013, the Company completed an initial public offering (“IPO”) of its common stock at a price to the public of $40.00 per share. The Company issued and sold 13,125,000 shares of common stock in the IPO. The selling shareholders offered and sold 14,111,841 shares of common stock in the IPO, including 3,552,631 shares that were offered and sold by the selling shareholders pursuant to the full exercise of the underwriters’ option to purchase additional shares. The IPO raised proceeds for the Company of approximately $489.9 million, after deducting underwriting discounts, commissions, and related expenses. The Company did not receive any of the proceeds from the sale of the shares sold by the selling shareholders.

The Company used the net proceeds from the IPO as follows: (i) approximately $308.9 million to pay all amounts outstanding under the $300.0 million term loan including accrued interest and related fees and expenses, (ii) approximately $50.0 million to repay indebtedness under the Company’s senior secured credit facilities, and (iii) $25.0 million to pay a one-time fee to terminate a management agreement with affiliates of certain shareholders. The Company incurred a loss on debt extinguishment in the second quarter of 2013 of $16.5 million dollars in connection with the prepayment of the outstanding debt.

Financial Guidance

For 2013, the Company expects to achieve service revenues between $3.76 billion and $3.81 billion which represents a constant currency growth range of 3.8% to 5.2%. The Company also expects diluted adjusted earnings per share between $1.95 and $2.05 per share representing growth of 10.2% to 15.5%, diluted GAAP earnings per share between $1.63 and $1.73 per share, and an annual effective income tax rate estimated in the range of 30% to 32%. This financial guidance is based on the actual results for the first half of 2013 combined with the expected results for the second half of 2013, assuming that June foreign currency exchange rates stay in effect for the remainder of the year.

Webcast & Conference Call Details

Quintiles will host a conference call at 8:00 a.m. EDT today to discuss its second quarter 2013 financial results. To participate, please dial +1 (855) 484-7367 or +1 (631) 259-7541 outside the United States, approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible, live via webcast, on the Investors section of the Quintiles website at www.quintiles.com. An archived replay of the conference call will be available online at www.quintiles.com after 1:00 p.m. EDT on August 1, 2013.

About Quintiles

Quintiles is the world’s largest provider of biopharmaceutical development and commercial outsourcing services with a network of approximately 27,000 employees conducting business in approximately 100 countries. We have helped develop or commercialize all of the top-50 best-selling drugs on the market. Quintiles applies the breadth and depth of the company service offerings along with extensive therapeutic, scientific and analytics expertise to help our customers navigate an increasingly complex healthcare environment as they seek to improve efficiency and effectiveness in the delivery of better healthcare outcomes. To learn more about Quintiles, please visit www.quintiles.com

Forward-Looking Statements

This press release contains forward-looking statements that reflect, among other things, the Company’s current expectations and anticipated results of operations, all of which are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements, market trends or industry results to differ materially from those expressed or implied by such forward-looking statements. For this purpose, any statements contained herein that are not statements of historical fact may constitute forward-looking statements. Without limiting the foregoing, words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. Actual results may differ materially from the Company’s expectations due to a number of factors, including that most of the Company’s contracts may be terminated on short notice, and that the Company may be unable to maintain large customer contracts or to enter into new contracts; the historical indications of the relationship of backlog to revenues may not be indicative of their future relationship; the market for the Company’s services may not grow as the Company expects; the Company may under price contracts or overrun its cost estimates, and if the Company is unable to achieve operating efficiencies or grow revenues faster than expenses, operating margins will be adversely affected; the Company may be unable to maintain information systems or effectively update them; customer or therapeutic concentration could harm the Company’s business; the Company’s business is subject to risks associated with international operations, including economic, political and other risks; government regulators or customers may limit the scope of prescription or withdraw products from the market, and government regulators may impose new regulations affecting the Company’s business; the Company may be unable to successfully develop and market new services or enter new markets; the Company’s failure to perform services in accordance with contractual requirements, regulatory standards and ethical considerations may subject it to significant costs or liability, damage its reputation and cause it to lose existing business or not receive new business; the Company’s services are related to treatment of human patients, and it could face liability if a patient is harmed; the Company has substantial indebtedness and may incur additional indebtedness in the future, which could adversely affect the Company’s financial condition; and other factors that are set forth in the Company's filings with the Securities and Exchange Commission (“SEC”), including the final prospectus dated May 8, 2013 relating to the Company’s initial public offering or the quarterly reports on Form 10-Q. The Company undertakes no obligation to update any forward-looking statement after the date of this release, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Use of Non-GAAP Financial Measures

This press release includes adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted net income per share, each of which is a financial measure not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). Management believes that these non-GAAP measures provide useful supplemental information to management and investors regarding the underlying performance of the Company’s business operations and are more indicative of core operating results as they exclude certain items whose fluctuations from period-to-period do not necessarily correspond to changes in the core operations of the business. These non-GAAP measures are performance measures only and are not measures of the Company’s cash flows or liquidity, nor are they alternatives for measures of financial performance prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. Investors and potential investors are encouraged to review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

Internet Posting of Information: The Company routinely posts information that may be important to investors in the 'Investors' section of the Company's website at www.Quintiles.com. The Company encourages investors and potential investors to consult the Company’s website regularly for important information about the Company.

QUINTILES TRANSNATIONAL HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(in thousands, except per share data)
Service revenues	$944,238	$944,914	$1,871,673	$1,832,949
Reimbursed expenses	351,442	285,853	652,848	554,402
Total revenues	1,295,680	1,230,767	2,524,521	2,387,351

Costs, expenses and other:
Costs of revenue, service costs	617,666	628,222	1,228,775	1,218,785
Costs of revenue, reimbursed expenses	351,442	285,853	652,848	554,402
Selling, general and administrative	228,838	203,544	428,140	409,339
Restructuring costs	2,837	12,263	4,696	11,953
Income from operations	94,897	100,885	210,062	192,872

Interest income	(785)	(322)	(1,237)	(747)
Interest expense	31,884	33,130	67,926	62,475
Loss on extinguishment of debt	16,543	—	16,543	—
Other expense (income), net	536	(6,159)	(1,846)	(8,578)
Income before income taxes and equity in earnings (losses) of unconsolidated affiliates	46,719	74,236	128,676	139,722
Income tax expense	8,830	27,558	40,948	51,809
Income before equity in earnings (losses) of unconsolidated affiliates	37,889	46,678	87,728	87,913
Equity in earnings (losses) of unconsolidated affiliates	464	334	(1,219)	1,907
Net income	38,353	47,012	86,509	89,820
Net loss attributable to noncontrolling interests	164	189	317	654
Net income attributable to Quintiles Transnational Holdings Inc.	$38,517	$47,201	$86,826	$90,474

Earnings per share attributable to common shareholders:
Basic	$0.31	$0.41	$0.73	$0.78
Diluted	$0.30	$0.40	$0.71	$0.77

Weighted average common shares outstanding:
Basic	122,709	115,670	119,239	115,739
Diluted	126,578	117,706	122,659	117,606

QUINTILES TRANSNATIONAL HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2013	December 31, 2012
	(unaudited)
	(in thousands, except per share data)
ASSETS
Current assets:
Cash and cash equivalents	$585,722	$567,728
Restricted cash	2,321	2,822
Trade accounts receivable and unbilled services, net	867,211	745,373
Prepaid expenses	48,599	33,354
Deferred income taxes	65,416	69,038
Income taxes receivable	26,504	17,597
Other current assets and receivables	78,087	74,082
Total current assets	1,673,860	1,509,994

Property and equipment, net	196,749	193,999
Investments in debt, equity and other securities	35,943	35,951
Investments in and advances to unconsolidated affiliates	22,179	19,148
Goodwill	295,260	302,429
Other identifiable intangibles, net	271,733	272,813
Deferred income taxes	41,141	37,313
Deposits and other assets	111,302	127,506
Total assets	$2,648,167	$2,499,153

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$708,583	$751,798
Unearned income	459,569	456,587
Income taxes payable	27,604	9,639
Current portion of long-term debt and obligations held under capital leases	141	55,710
Other current liabilities	42,830	44,230
Total current liabilities	1,238,727	1,317,964

Long-term debt and obligations held under capital leases, less current portion	2,045,142	2,366,268
Deferred income taxes	8,362	11,616
Other liabilities	153,824	162,349
Total liabilities	3,446,055	3,858,197
Commitments and contingencies
Shareholders’ deficit:
Common stock and additional paid-in capital, 300,000 and 150,000 shares authorized at June 30,
2013 and December 31, 2012, respectively, $0.01 par value, 128,921 and 115,764 shares
issued and outstanding at June 30, 2013 and December 31, 2012, respectively	505,074	4,554
Accumulated deficit	(1,284,946)	(1,371,772)
Accumulated other comprehensive income	(18,186)	7,695
Deficit attributable to Quintiles Transnational Holdings Inc.’s shareholders	(798,058)	(1,359,523)
Equity attributable to noncontrolling interests	170	479
Total shareholders’ deficit	(797,888)	(1,359,044)
Total liabilities and shareholders’ deficit	$2,648,167	$2,499,153

QUINTILES TRANSNATIONAL HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Six Months Ended June 30,
	2013	2012
	(in thousands)
Operating activities:
Net income	$86,509	$89,820

Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	49,626	46,990
Amortization of debt issuance costs and discount	15,258	3,586
Share-based compensation	11,091	10,469
Gain on disposals of property and equipment, net	(558)	(867)
Loss (earnings) from unconsolidated affiliates	1,326	(1,838)
(Benefit from) provision for deferred income taxes	(12,041)	7,885
Excess income tax benefits on stock option exercises	(409)	(380)
Changes in operating assets and liabilities:
Change in accounts receivable, unbilled services and unearned income	(127,238)	(38,944)
Change in other operating assets and liabilities	(18,180)	(29,390)
Net cash provided by operating activities	5,384	87,331

Investing activities:
Acquisition of property, equipment and software	(64,276)	(33,928)
Acquisition of businesses, net of cash acquired	—	(3,940)
Proceeds from disposition of property and equipment	1,032	1,501
Purchases of equity securities and other investments	—	(13,204)
Investments in and advances to unconsolidated affiliates, net of payments received	(4,668)	(11,859)
Other	513	(1,528)
Net cash used in investing activities	(67,399)	(62,958)

Financing activities:
Proceeds from issuance of debt, net of costs	—	287,790
Repayment of debt and principal payments on capital lease obligations	(384,825)	(11,512)
Issuance of common stock, net of costs	489,941	1,000
Exercise of stock options	253	296
Repurchase of common stock	—	(10,466)
Excess income tax benefits on stock option exercises	409	380
Dividends paid to common shareholders	—	(326,148)
Net cash provided by (used in) financing activities	105,778	(58,660)

Effect of foreign currency exchange rate changes on cash	(25,769)	(5,770)

Increase (decrease) in cash and cash equivalents	17,994	(40,057)
Cash and cash equivalents at beginning of period	567,728	516,299
Cash and cash equivalents at end of period	$585,722	$476,242

QUINTILES TRANSNATIONAL HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED SEGMENT OPERATIONS
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(in thousands)
Service revenues
Product Development	$724,170	$692,123	$1,430,477	$1,348,485
Integrated Healthcare Services	220,068	252,791	441,196	484,464
Total service revenues	944,238	944,914	1,871,673	1,832,949

Costs of revenue, service costs
Product Development	441,895	428,936	870,902	833,246
Integrated Healthcare Services	175,771	199,286	357,873	385,539
Total costs of revenue, service costs	617,666	628,222	1,228,775	1,218,785

Selling, general and administrative expenses
Product Development	146,182	144,043	290,807	284,070
Integrated Healthcare Services	31,790	33,266	64,571	64,369
General corporate and unallocated expenses	50,866	26,235	72,762	60,900
Total selling, general and administrative expenses	228,838	203,544	428,140	409,339

Income from operations
Product Development	136,093	119,144	268,768	231,169
Integrated Healthcare Services	12,507	20,239	18,752	34,556
General corporate and unallocated expenses	(50,866)	(26,235)	(72,762)	(60,900)
Restructuring costs	(2,837)	(12,263)	(4,696)	(11,953)
Total income from operations	$94,897	$100,885	$210,062	$192,872

QUINTILES TRANSNATIONAL HOLDINGS INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(in thousands, except per share data)
Adjusted EBITDA
Net income, as reported	$38,353	$47,012	$86,509	$89,820
Interest expense, net	31,099	32,808	66,689	61,728
Income tax expense	8,830	27,558	40,948	51,809
Depreciation and amortization	24,986	23,719	49,626	46,990
Restructuring costs	2,837	12,263	4,696	11,953
Incremental share-based compensation expense (1)	—	—	—	4,459
Bonus paid to certain holders of stock options	—	—	—	8,912
Management fees (2)	26,360	1,334	27,694	2,640
Loss on extinguishment of debt	16,543	—	16,543	—
Other expense (income), net	536	(6,159)	(1,846)	(8,578)
Equity in (earnings) losses from unconsolidated affiliates	(464)	(334)	1,219	(1,907)
Adjusted EBITDA	$149,080	$138,201	$292,078	$267,826

Adjusted Income from Operations
Income from operations, as reported	$94,897	$100,885	$210,062	$192,872
Restructuring costs	2,837	12,263	4,696	11,953
Incremental share-based compensation expense (1)	—	—	—	4,459
Bonus paid to certain holders of stock options	—	—	—	8,912
Management fees (2)	26,360	1,334	27,694	2,640
Adjusted income from operations	$124,094	$114,482	$242,452	$220,836

Adjusted Net Income
Net income, as reported	$38,353	$47,012	$86,509	$89,820
Net loss attributable to noncontrolling interests	164	189	317	654
Restructuring costs	2,837	12,263	4,696	11,953
Incremental share-based compensation expense (1)	—	—	—	4,459
Bonus paid to certain holders of stock options	—	—	—	8,912
Management fees (2)	26,360	1,334	27,694	2,640
Loss on extinguishment of debt	16,543	—	16,543	—
Tax effect of adjustments (3)	(17,088)	(4,928)	(18,271)	(10,467)
Other income tax adjustments (4)	(4,244)	—	3,057	—
Adjusted net income	$62,925	$55,870	$120,545	$107,971

Diluted weighted average common shares outstanding	126,578	117,706	122,659	117,606
Diluted adjusted earnings per share	$0.50	$0.47	$0.98	$0.92

QUINTILES TRANSNATIONAL HOLDINGS INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (Continued)
(unaudited)

	Three Months Ended		Six Months Ended June 30, 2013
	March 31, 2013	June 30, 2013
	(in thousands, except per share data)
Adjusted Net Income
Net income, as reported	$48,156	$38,353	$86,509
Net loss attributable to noncontrolling interests	153	164	317
Restructuring costs	1,859	2,837	4,696
Management fees (2)	1,334	26,360	27,694
Loss on extinguishment of debt	—	16,543	16,543
Tax effect of adjustments (3)	(1,183)	(17,088)	(18,271)
Other income tax adjustments (4)	7,301	(4,244)	3,057
Adjusted net income	$57,620	$62,925	$120,545

Diluted weighted average common shares outstanding	118,740	126,578	122,659
Diluted adjusted earnings per share	$0.49	$0.50	$0.98

(1) Incremental expense incurred for repricings of share-based awards. The amount represents only the incremental amount of share-based compensation expense incurred in the quarter that the repricing occurred.

(2) Management fees were previously paid to affiliates of certain of the Company’s shareholders pursuant to a management agreement. Both the three and six month periods ended June 30, 2013 include a $25.0 million fee paid in connection with the termination of the management agreement.

(3) The tax effect of adjustments was based on the respective transactions income tax rate, which was 38.5%, with the exception of restructuring costs which were tax effected at 26.4% in the 2013 periods and 36.0% in the 2012 periods.

(4) Other income tax adjustments remove the impact of certain discrete adjustments on the Company’s income tax expense in both the three and six month periods in 2013. The Company’s effective income tax rate in the 2013 periods was impacted by the Company’s change in assertion regarding the undistributed earnings of most of the Company’s foreign subsidiaries, which are now considered to be indefinitely reinvested outside of the United States. As a result of the assertion change, in the second quarter of 2013, we recorded an $8.1 million discrete income tax benefit to reverse the deferred income tax liability previously recorded on undistributed foreign earnings. In addition, the estimated annual effective income tax rate for 2013 decreased due to the indefinitely reinvested assertion which resulted in a $7.3 million one-time income tax benefit for the three months ended June 2013 to adjust income taxes recorded on the first quarter earnings to the new estimated annual effective income tax rate. Finally, in the second quarter of 2013, the Company settled certain intercompany notes that had previously been considered long term investments, which resulted in an $11.2 million discrete income tax expense. Below is a summary of other income tax adjustments:

	Three Months Ended		Six Months Ended June 30, 2013
	March 31, 2013	June 30, 2013
	(in thousands)
Change to indefinitely reinvested assertion:
Impact of change on effective income tax rate	$(7,301)	$7,301	$—
Impact of reversal of deferred income tax liability	—	8,123	8,123
Total from change in assertion	(7,301)	15,424	8,123
Impact from intercompany notes settlements	—	(11,180)	(11,180)
Total other income tax adjustments	$(7,301)	$4,244	$(3,057)

QUINTILES TRANSNATIONAL HOLDINGS INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (Continued)
(unaudited)

Reconciliation of GAAP to Non-GAAP Full Year 2013 Guidance

Adjusted Net Income and Diluted Adjusted Earnings Per Share	Adjusted Net Income			Diluted Adjusted Earnings Per Share
	(in millions, except per share data)
	Low		High	Low		High
Net income and diluted earnings per share	$208	–	$220	$1.63	–	$1.73
Restructuring costs	15	–	15	0.12	–	0.12
Management fees	28	–	28	0.22	–	0.22
Loss on extinguishment of debt	17	–	17	0.13	–	0.13
Tax effect of adjustments	(21)	–	(21)	(0.17)	–	(0.17)
Other income tax adjustments	3	–	3	0.02	–	0.02
Adjusted net income and diluted adjusted earnings per share	$250	–	$262	$1.95	–	$2.05

(1) The tax effect of adjustments is based on the respective transaction’s income tax rate, which is 38.5% with the exception of restructuring costs which are tax effected at approximately 30%.

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CONTACT:
Quintiles
Phil Bridges, 919-998-1653
Media Relations
phil.bridges@quintiles.com
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or
Karl Deonanan, 919-998-2789
Investor Relations
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